EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned President & Chief Executive Officer and Chief Financial Officer of the Company, certifies, that to their knowledge:

1)              the Company’s Form 10-Q for the quarter ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)              the information contained in the Company’s Form 10-Q for the quarter ended June 30, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHARLES M. MCKENNA, PH.D.	/s/ WILLIAM J. SCHMIDT
Charles M. McKenna, Ph.D.	William J. Schmidt
President and Chief Executive Officer	Chief Financial Officer

Date: August 14, 2007	Date: August 14, 2007